UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2005

THE YANKEE CANDLE COMPANY, INC.

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	001-15023	04 259 1416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 YANKEE CANDLE WAY
SOUTH DEERFIELD, MASSACHUSETTS 01373

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (413) 665-8306

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02
SIGNATURE

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On May 4, 2005, the Board of Directors of The Yankee Candle Company, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee, elected Michael Archbold as a Class I director of the Company. Mr. Archbold is currently Executive Vice President and Chief Financial Officer of AutoZone, Inc., a leading retailer of automotive parts and accessories. Mr. Archbold joined AutoZone, Inc. in 2002 as Senior Vice President and Chief Financial Officer and was promoted to his current position as Executive Vice President and Chief Financial Officer in 2004. Prior to joining AutoZone, Mr. Archbold held various financial leadership positions of increasing responsibility with Barnes & Noble, Inc. from 1996-2002, and served as Vice President and Chief Financial Officer of Barnes & Noble’s Booksellers Division from 2000-2002. Prior to Barnes & Noble, Mr. Archbold served in various financial positions, including Assistant Controller, with Woolworth Corporation (now Foot Locker, Inc.) from 1988 to 1996.

     Mr. Archbold was also appointed to the Company’s Audit Committee.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE YANKEE CANDLE COMPANY, INC.
Date: May 6, 2005	By:	/s/ James A. Perley
James A. Perley
Senior Vice President, General Counsel